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                                                                       EXHIBIT 3

              1999 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The Amended and Restated Investor Rights Agreement dated as of September 18, 1997 among Hybrid Networks, Inc. (the "Company") and certain holders of securities of the Company, as amended by the amendments dated October 16, 1997 and November 6, 1997 (the "Original Agreement"), is hereby amended and restated in its entirety by this 1999 Amended and Restated Investor Rights Agreement dated as of September 9, 1999 among the Company, Sprint Corporation, a Kansas corporation ("Sprint"), and the holders of a majority of the Registrable Securities outstanding immediately prior to this Amendment. Except as provided otherwise herein, the terms used in this Amendment that are defined in the Original Agreement have the same meanings as those terms have in the Original Agreement.

     The Original Agreement is hereby amended and restated in its entirety by this Amendment as follows (the Original Agreement, as amended and restated by this Amendment, is referred to as this "Agreement"):

     1.   Registration Rights.  The Company covenants and agrees as follows:

          1.1  Definitions.  For purposes of this Section 1:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (1) shares of Common Stock issued upon conversion of the Company's Preferred Stock in connection with the Company's initial public offering; (2) shares of Common Stock issued or issuable upon conversion or exercise of any of the warrants (the "Alcatel Warrants") issued by the Company in November 1999 to Alcatel SEL AG ("Alcatel"), the warrants (the "Bank Warrants") issued by the Company in October 1997 to Venture Banking Group, a division of Cupertino National Bank (the "Bank"), the warrants (the "Note Warrants") issued by the Company in September 1999 pursuant to a Subordinated Note Purchase Agreement to purchasers of subordinated notes (the "Note Warrant Investors"), the warrant (the "Alex. Brown Warrant") issued by the Company in 1996 to Alex. Brown & Sons Incorporated, the warrants issued by the Company in 1996 (the "June 1996 Financing Warrants") to various investors pursuant to a Convertible Note Agreement and related agreements, the warrants, including the debentures issued or issuable upon exercise of such warrants (the "Sprint Warrants"), issued by the Company in September 1999 to Sprint pursuant to the Securities Purchase Agreement dated August 30, 1999 between the Company and Sprint (the "Sprint Agreement"); (3) shares of Common Stock issued or issuable upon conversion of any of the Company's Senior Secured Convertible Debenture due 2002 and issued by the Company in 1997 (the "Debenture"), the debentures issued by the Company in September 1999 to Sprint pursuant to the Sprint Agreement (the "Sprint Debentures") and the debentures issued by the Company in September 1999 (the "1999 Investor Debentures") to OSCCO III, L.P. ("OSCCO"), Gary Lauder ("Lauder") and partnerships affiliated with Accel Partners (the "Accel Partnerships") pursuant to the Security Purchase Agreement dated August 30, 1999 among the Company and OSCCO, Lauder and certain Accel

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Partnerships (Sprint, OSCCO, Lauder and such Accel Partnerships are referred to herein as the "Current Investors"); and (4) any securities of the Company or any successor to the Company issued or issuable with respect to any Registrable Securities referred to in (1), (2) and (3) of this definition, whether by means of conversion, exchange, dividend or other distribution or stock split, or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization or restructuring or any other transaction in which the Company's securities are affected, excluding in all cases, however, any Registrable Securities sold, transferred or otherwise assigned by a person or entity in a transaction in which his rights under this Section 1 are not assigned.

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; and

               (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion of incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.2  Company Registration.

               1.2.1  Demand Registration.

               (a) Sprint shall have the right on two occasions to require that the Company register under the Securities Act the offer or sale of all or a portion of Sprint's Registrable Securities (any such registration is referred to as a "Demand Registration").

               (b)  Procedures for Demand Registrations

                    (i) Sprint shall exercise the right to a Demand Registration pursuant to this Section 1.2.1 by furnishing the Company with written notice (a "Demand Notice") which sets forth the number of Registrable Securities requested to be so registered and the intended method or methods of distribution of such Registrable Securities.

                    (ii) Upon receipt by the Company of a Demand Notice, the Company shall promptly notify each other Holder in writing of such request for registration and the intended method or methods of distribution (and any other information contained in the applicable Demand Notice), and such other Holders will have the right to participate in the registration pursuant to Section 1.2.2, subject to Section 1.6.

                    (iii) After receipt of a Demand Notice, the Company shall use its best efforts to promptly file with the SEC (but in any case within the later of 30 days after the date of such receipt or 20 days after the date of the last request for registration received by a Holder

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pursuant to Section 1.2.2) a registration statement which shall cover all
Registrable Securities requested to be registered as set forth above. Subject to the provisions of Section 1.6 below, each registration statement may include securities to be sold for the account of the Company, any Holder pursuant to
Section 1.2.2 (as indicated above) or for any other stockholder of the Company not holding Registrable Securities.

               (c) Underwriters. Sprint shall have the right to select the lead managing underwriter for any underwritten public offering in connection with a Demand Registration.

               (d)  No Demand Used Under Certain Circumstances; Withdrawal.

                    (i) Sprint and/or any Participating Holder may, no less than five business days before a registration statement filed under this Section
1.2.1 becomes effective, withdraw its Registrable Securities from inclusion therein. In the event of such withdrawal, (A) Sprint may elect to be deemed not to have requested a Demand Registration in respect of such registration statement, provided that, within 30 days after such withdrawal, Sprint notifies the Company in writing of Sprint's election and promptly reimburses the Company for the costs incurred by the Company in connection with such registration statement, or (B) if Sprint does not so elect, Sprint shall be deemed to have exercised a Demand Registration right under this Section 1.2.1 but shall not be obligated to reimburse the Company for the costs incurred by the Company in connection with such registration statement.

                    (ii) A Demand Registration shall not be deemed to have been effected for purposes of this Agreement until the applicable registration statement shall have been declared effective under the Act by the SEC (and is not then subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason) for the required period.

                    (iii) If (A) the registration statement does not remain effective under the Act for the required period under the Act due to a stop order, injunction or other order of the SEC or other governmental agency and (B) Sprint has sold less than 75% of all of its Registrable Securities registered under such registration statement, then Sprint may elect to withdraw such Registration Statement by prompt written notice to the Company. If such withdrawal occurs, such registration shall not be deemed to have been a Demand Registration by Sprint.

               (e) Effectiveness of Registration Statement. In connection with any Demand Registration, the Company will use its commercially reasonable efforts to promptly prepare and file with the SEC any amendments and supplements to the registration statement and the prospectus used in connection therewith, and to take any other actions as may be necessary to keep the registration statement and the prospectus effective, current and in compliance with the provisions of the Act, until the sooner to occur of (i) the sale of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of distribution thereof or (ii) the 90th day following the effective date of such Registration Statement.

               Section 1.2.2  Piggyback Registration.

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               (a)  If, for the Company's own account or for a shareholder or any Holder, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock (or any securities described in Section 1.1(b)(4)) under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on Form S-4 (or any successor form) or on Form S-8 (or any successor form)), the Company shall, at such time and prior to filing any registration statement in connection therewith, promptly give each Holder written notice of such proposed registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

               (b) The purchasers of shares of Common Stock from Howard L. Strachman in the Agreement for Sale of Common Stock among Mr. Strachman and others in June 1996, shall be entitled to include any of their shares of Common Stock in any registration by the Company under this Section 1.2.2 if such persons agree to be bound by all other provisions of this Agreement and participate in any such registration on the same basis as each Holder in accordance with all applicable provisions of this Agreement.

          1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the required period under Section 1.2.1(e).

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, subject in the case of a registration statement pursuant to Section 1.2.1 to prior review and opportunity to comment by Holders participating in such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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               (e)  In the event of any underwritten public offering:

                    (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                    (ii) complete and execute customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and cause appropriate officers and directors to complete and execute customary questionnaires and powers of attorney;

                    (iii) make available for inspection by any selling stockholder covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such selling stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of such persons in connection with such Registration Statement;

                    (iv) provide, in the case of Demand Registrations, for participation by officers and employees of the Company in customary "road show" presentations as reasonably requested by one or more of the proposed managing underwriters for any such public offering; and

                    (v) furnish to each selling stockholder and to each underwriter a signed counterpart of (A) an opinion or opinions of outside counsel to the Company addressed to such selling stockholder and underwriters (on which opinion both such selling stockholder and each such underwriter shall be entitled to rely) and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the Registrable Securities included in such Registration Statement or the managing underwriter therefore reasonably requests.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting

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registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (h) Use its commercially reasonable efforts to cause such Registrable Securities covered by a registration statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) are then listed or traded upon the sale of such Registrable Securities pursuant to such registration statement.

          1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and Section 1.10 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation):

                    (i)   all registration, filing and qualification fees;

                    (ii) printers and accounting fees and expenses (including fees and expenses relating to the preparation of comfort letters and any related review of Company matters pursuant to Statement of Accounting Standards 71, "Interim Financial Information" in connection therewith) relating or apportionable thereto;

                    (iii) all expenses relating to compliance with blue sky laws, as applicable;

                    (iv) all fees and expenses of counsel to the Company and any experts (other than accountants) retained by the Company in connection with such registration, filing or qualification;

                    (v) all costs and expenses in connection with listing the shares offered on the exchange or quotation system on which the Company's shares are then listed or quoted;

                    (vi) all expenses incurred by the Company in connection with marketing and "road shows" pursuant to Section 1.3(e); and

                    (vii) the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

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          1.6  Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under Section 1.2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and any Holders participating pursuant to Section 1.2.1, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering with securities having least priority eliminated first, as follows:

               (a) first priority to any securities offered by Sprint pursuant to Section 1.2.1;

               (b) next priority, in any offering in which Sprint has exercised its registration rights under Section 1.2.1, to any securities offered by Current Investors pursuant to Section 1.2.2;

               (c) next priority to securities offered by the Company, but only if the Company initiates the offering and Sprint is not participating pursuant to Section 1.2.1;

               (d)  next priority to securities offered by Holders pursuant to
Section 1.2.2 (other than Current Investors if subpart (b) above applies), pro rata with any securities offered by the Company if subpart (c) above applies; and

               (e) last priority to securities offered by any other stockholders.

All securities that are offered by Holders having the same priority will be apportioned pro rata among such selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders. For purposes of such apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

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               (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained or incorporated by reference therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular Holder, indemnitor or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will severally indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party

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under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in a customary underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Any such customary underwriting agreement will include indemnity by the underwriters in favor of the Holders participating in the offering.

               (f)  The obligations of the Company and Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

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               (a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.10 Form S-3 Registration.

               (a) In case the Company shall receive from any Holder or Holders who own, in the aggregate, at least 30% of the outstanding shares of Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (ii) as soon as practicable effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.10(a): (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if

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the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.10(a); provided, however, that the Company shall not utilize this right more than once in any 12-month period; (4) if the Company has, within the 12-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.10(a); (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (iii) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

          (b) In addition to the registration rights provided for in Sections 1.1, 1.2 and 1.10(a), the Note Warrant Investors with respect to any Registrable Securities issued or issuable upon exercise of any Note Warrants, the Bank with respect to any Registrable Securities issued or issuable upon exercise of any Bank Warrants, Alcatel with respect to any Registrable Securities issued or issuable upon any Alcatel Warrants and the Current Investors with respect to any Registrable Securities issued or issuable upon exercise or conversion of any Sprint Warrants, Sprint Debentures or 1999 Investor Debentures, as applicable (the Note Warrant Investors, the Bank, Alcatel and the Current Investors are referred to herein as the "Special Holders") shall be entitled, collectively, to one demand shelf-registration as provided in this Section 1.10(b). For the purposes of this Section 1.10(b), (1) the term "Special Shares" refers to shares of Common Stock of the Company that have been issued, or are issuable, upon exercise or conversion of any Note Warrants, Bank Warrants, Alcatel Warrants, Sprint Warrants, Sprint Debentures or 1999 Investor Debentures, as applicable (collectively, the "Special Instruments"), and (2) a Special Holder shall be deemed to own the number of Special Shares that are issuable upon the exercise of Special Investments owned by such Special Holder as well as the number of Special Shares that are currently issued and outstanding and owned by such Special Holder. In the event that, the Company shall receive from Special Holders that own, in the aggregate, a majority of the Special Shares a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Special Shares owned by such Special Holder or Special Holders, the Company will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all Special Holders; and

                    (ii) as soon as practicable effect such registration and all qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Special Holder's or Special Holders' Special Shares as are specified in such request, together with all or such portion of the Special Shares of any Special Holder or Special Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the

Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.10(b): (1) if Form S-3 is not available for such offering by the Special Holders other than as a result of a failure of the Company to comply with any requirement, including the reporting requirements of Sections 13 and 15 of the 1934 Act; (2) if the Company shall furnish to the Special Holders requesting such registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement until, in the good faith judgment of the Board of Directors of the Company, it would no longer be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected (but in no event for a period of more than 60 days after receipt of the request of the Special Holder or Special Holders under this Section 1.10(b)); (3) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. If Form S-3 is not available for such offering by the Special Holders as a result of a failure of the Company to comply with any requirement, including the reporting requirements of Sections 13 and 15 of the 1934 Act, the Company shall effect such registration on Form S-1.

                    (iii) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Special Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Special Holder or Special Holders and shall use its best efforts to cause the registration statement to become effective under the Act and to keep the registration statement continuously effective under the Act and available for the offer and sale of the Special Shares covered thereby for 180 days (or such shorter period ending when all Special Shares covered by the registration statement have been sold or are no longer entitled to registration under this
Section 1.10(b)). The Company will be deemed not to have used its best efforts to keep the registration statement effective and available for such offer and sale during the requisite period if the Company voluntarily takes any action that would result in Special Holders of Special Shares covered thereby not being able to offer and sell such Special Shares thereunder during any portion of that period unless (1) such action is required by applicable law or (2) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter causes the registration to become effective under the Act and available for such offer and sale. In the event that the effectiveness or availability of the registration statement is suspended during the requisite period, the Company will be obligated to extend the period of effectiveness and availability of the registration statement for a period that is at least equal to the period during which such effectiveness or availability was suspended.

                    (iv) Each Special Holder that causes the Company to register any of such Special Shares and under this Section 1.10(b) shall immediately notify the Company in writing of any sales of Special Sales under the registration statement and, if the effectiveness of the registration statement is terminated in accordance with this Section 1.10(b), shall return to the Company's transfer agent all stock certificates that represent any unsold Note Warrant Shares so that the transfer agent may affix any appropriate securities legends thereto.

                    (v) Notwithstanding anything to the contrary in Section 2.7, any term of this Section 1.10(b) may be amended, and the observance of any term of this Section 1.10(b) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Special Holders that then own a majority of all Special Shares then owned by Special Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, each Special Holder and each future holder of any Special Shares.

                    (vi) Any Form S-3 registration statement required pursuant to this Section 1.10(b) shall not be required to include any Registrable Securities that are freely tradable by the Holders thereof without registration under the Act (including shares as to which paragraph (k) of Rule 144 under the Act applies but not shares that are subject to applicable holding period, volume limitation or manner of sale and notice requirements of paragraphs (d), (e),
(f), (g), (h) and (i) of Rule 144).

          1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, (i) after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), and (ii) is not a person or entity deemed by the Board of Directors of the Company in its best judgment, to be a competitor or potential competitor of the Company; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section
1. For the purposes of determining the number of shares of Registrable Securities held by any Note Warrant Investor, the shares of Registrable Securities held by such Note Warrant Investor shall be aggregated with the shares of Registrable Securities held by affiliates of the Note Warrant Investor or any entities for which the Note Warrant Investor or its affiliates serve as general partner and/or investment adviser or in a similar capacity, all mutual funds or other pooled investment vehicles or entities under the common control or management of such Note Warrant Investor, or the general partner or investment adviser thereof, or any affiliate of the foregoing.

          1.12 "Market Stand-Off" Agreement. Each signatory (including the Company) to the Original Agreement or hereto or any prior or subsequent amendment to the Original Agreement or hereto hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Act (including filings pursuant to Section

1.2.1), such signatory shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration and except to the extent otherwise consented to by such underwriter. To the extent that any officer or director of the Company has not entered into a market stand-off agreement of equivalent duration and effect with respect to any Company securities beneficially owned by such officer or director, the Company shall use best efforts to require each officer and director of the Company to enter into such an agreement.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after November 12, 2003. Notwithstanding anything to the contrary in this Section 1, except as provided otherwise in 1.10(b)(vi) or in the last sentence of this Section 1.13, no Holder shall be entitled to cause the Company to register the sale or other transfer of Restricted Securities if and so long as the intended sale or other transfer may then be effectuated by such Holder in compliance with Rule 144 under the Act without violating the holding period, volume limitations or other restrictions of Rule 144. Notwithstanding anything to the contrary in this Section 1.13, each Current Investor's rights under this Agreement will continue until the later of (a) when such Current Investor's Registrable Securities may be sold under Rule 144(k) or (2) when the Registrable Securities of such Current Investor first represent fewer than 500,000 shares.

     2.   Miscellaneous.

          2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities or Section 1.2(b) Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or facsimile transmission to such party to the facsimile number for such party on the signature page hereof (or, for parties not executing this Agreement, the facsimile number of such party on the stock records of the Company) or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof (or, for parties not executing this Agreement, the address of such party on the stock records of the Company), or at such other facsimile number or address as such party may designate by ten days' advance written notice to the other parties.

          2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          2.10 Entire Agreement. This Amended and Restated Investor Rights Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

                              COMPANY:

                              HYBRID NETWORKS, INC.

                              By: /s/ Carl S. Ledbetter
                                  -----------------------------------------
                                  Carl S. Ledbetter, Chief Executive Officer

                              Address:  6409 Guadalupe Mines Road
                                        San Jose, CA  95120-5000

                              Facsimile Number:  (408) 323-6470

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------


                              SPRINT CORPORATION

                              By: /s/  Theodore H. Schell
                                  ----------------------------------
                                  Theodore H. Schell
                              Its: Senior Vice President
                                   ---------------------------------



                              Address:  2330 Shawnee Mission Parkway
                                        Westwood, Kansas 66205

                              Facsimile Number: (913) 624-8426

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------


                              OSCCO III, L.P.

                              By: /s/ Stephen E. Halprin
                                  -----------------------------------
                                  Stephen E. Halprin

                              Address:
                                       ------------------------------

                                       ------------------------------

                              Facsimile Number:
                                                ---------------------

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------

                              /s/ Gary M. Lauder
                              --------------------------------------------
                              Gary M. Lauder
                              (Executing this Agreement as a Series B Investor)


                              Address:
                                       -----------------------------------

                                       -----------------------------------

                              Facsimile Number:
                                                --------------------------

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------


                              SEQUOIA CAPITAL VI


                              By: /s/ Douglas M. Leone
                                  -------------------------------------
                              Its:
                                   ------------------------------------

                              Address:  3000 Sand Hill Road,
                                        Building 4, Suite 280
                                        Menlo Park, CA  94025

                              Facsimile Number:  (650) 854-2977


                              SEQUOIA TECHNOLOGY PARTNERS VI


                              By: /s/ Douglas M. Leone
                                  -------------------------------------
                              Its:
                                   ------------------------------------

                              Address:  3000 Sand Hill Road,
                                        Building 4, Suite 280
                                        Menlo Park, CA  94025

                              Facsimile Number:  (650) 854-2977


                              SEQUOIA XXIV


                              By: /s/ Douglas M. Leone
                                  ------------------------------------
                              Its:
                                   -----------------------------------

                              Address:  3000 Sand Hill Road,
                                        Building 4, Suite 280
                                        Menlo Park, CA  94025

                              Facsimile Number:  (650) 854-2977

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------


ACCEL IV L.P.                                ACCEL KEIRETSU L.P.

By:  Accel IV Associates L.P.                By:  Accel Partners & Co., Inc.
Its:  General Partner                        Its:  General Partner

By: /s/ G. Carter Sednaoui                   By: /s/ G. Carter Sednaoui
    ------------------------------               ---------------------------
Its:                                         Its:
     -----------------------------                --------------------------

Address:  One Palmer Square                  Address:  One Palmer Square
          Princeton, NJ 08542                          Princeton, NJ 08542

Facsimile Number:  (609) 683-0384            Facsimile Number:  (609) 683-0384




ACCEL INVESTORS '95 L.P.                     ELLMORE C. PATTERSON PARTNERS


By: /s/ G. Carter Sednaoui                   By: /s/ G. Carter Sednaoui
    ------------------------------               ---------------------------
Its:                                         Its:
     -----------------------------                --------------------------

Address:  One Palmer Square                  Address:  One Palmer Square
          Princeton, NJ 08542                          Princeton, NJ 08542

Facsimile Number:  (609) 683-0384            Facsimile Number:  (609) 683-0384

                               Signature Page to
                               -----------------
   Hybrid Networks, Inc. 1999 Amended and Restated Investor Rights Agreement
   -------------------------------------------------------------------------


ACCEL VII L.P.                               ACCEL INTERNET FUND III L.P.

By:  Accel VII Associates L.L.C.             By:  Accel Internet Fund Associates L.L.C.
Its:  General Partner                        Its:  General Partner

By: /s/ G. Carter Sednaoui                   By: /s/ G. Carter Sednaoui
    ---------------------------                  ----------------------------
Its:  Managing Member                        Its:  Managing Member

Address:  One Palmer Square                  Address:  One Palmer Square
          Princeton, NJ 08542                          Princeton, NJ 08542

Facsimile Number:  (609) 683-0384            Facsimile Number:  (609) 683-0384



ACCEL INVESTORS '99 L.P.


By: /s/ G. Carter Sednaoui
    --------------------------
Its:
     -------------------------

Address:  One Palmer Square
          Princeton, NJ 08542

Facsimile Number:  (609) 683-0384